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                                                                    EXHIBIT 99.3


                            STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made as of this ______________, 1997 (the "Effective Date") by and between Abaxis, Inc., a California corporation (the "Corporation") and Wharton Capital Partners, Ltd., a New York corporation (the "Purchaser").

                                   WITNESSETH:

        WHEREAS, the Corporation desires to issue and the Purchaser desires to acquire stock of the Corporation as herein described, on the terms and conditions hereinafter set forth.

        WHEREAS, the Purchaser acted as a placement agent of the Corporation in connection with its Series B Convertible Preferred Stock financing.

        WHEREAS, the Purchaser and the Corporation the desire to satisfy any and all amounts due to the Purchaser, except for a cash payment of $120,000, by issuing shares of the Corporation's Common Stock to the Purchaser.

        NOW, THEREFORE, IT IS AGREED between the parties as follows:

        1. Number of Shares and Price Per Share. The Purchaser hereby agrees to purchase from the Corporation and the Corporation agrees to issue to the Purchaser Sixty Thousand (60,000) shares of the Corporation's Common Stock (the "Stock") in exchange for cancellation of any and all existing indebtedness by the Corporation to the Purchaser (including but not limited to indebtedness for past services performed in connection with the Corporation's Series B Convertible Preferred Stock financing, receipt of which is hereby acknowledged). The Purchaser acknowledges that, upon issuance of the Stock by the Corporation and delivery of such Stock to the Purchaser, any and all amounts due to the Purchaser by the Corporation for fees of any kind for services rendered to the Corporation by the Purchaser in the Financing, except for a cash payment of $120,000, shall be satisfied in full.

        2. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Purchaser as follows:

               (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               (b) All corporate action on the part of the Corporation, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Corporation hereunder and the authorization, issuance and delivery of the Stock being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other laws of


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general application affection the enforcement of creditors' rights.

               (c) The Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

        3. Warranties and Representations. In connection with the proposed purchase of the Stock, the Purchaser hereby agrees, represents and warrants as follows:

               (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

               (b) All corporate action on the part of the Purchaser, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Purchaser hereunder and the authorization, issuance and delivery of the Stock being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other laws of general application affection the enforcement of creditors' rights.

               (c) The Purchaser is purchasing the Stock solely for his own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act").

               (d) The Purchaser is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Stock. The Purchaser further represents and warrants that he has discussed the Corporation and its operations and financial condition with its officers, has received all such information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Corporation in response to all inquiries in respect thereof.

               (e) The Purchaser realizes that his purchase of the Stock will be a highly speculative investment, and he is able, without impairing his financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on his investment. In addition, the Purchaser has read and is fully understands the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.


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               (f) The Corporation has disclosed to the Purchaser that:

                       (i) The sale of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Act or an exemption from such registration is available; and

                       (ii) The Corporation will make a notation in its records of the aforementioned restrictions on transfer and legends.

               (g) Without in any way limiting the Purchaser's representations and warranties set forth above, the Purchaser further agrees that he shall in no event make any disposition of all or any portion of the Stock which he is purchasing unless and until:

                       (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

                       (ii) The Purchaser shall have (A) notified the Corporation of the proposed disposition and furnished the Corporation with a general summary of the proposed disposition, and (B) furnished the Corporation with an opinion of its own counsel reasonably acceptable in form and substance to the Corporation and its counsel to the effect that such disposition will not require registration of such shares under the Act.

        3. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

               (a) "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

               (b) Any legend required to be placed thereon by the California Commissioner of Corporations.

        4. Transfers in Violation of Agreement. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.


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        5. Registration Rights.

               (a) Definitions. As used in this Section 5, the following terms shall have the following respective meanings:

                       (1) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

                       (2) The term "Registrable Securities" means (A) the Stock, (B) common stock issued in lieu of the Stock in any reorganization which has not been sold to the public or (C) common stock issued in respect of the Stock as a result of a stock split, stock dividend, recapitalization or the like, which have not been sold to the public.

                       (3) The term "Holder" means the person to whom Registrable Securities were originally issued or qualifying transferees under subsection 5(g) hereof who hold Registrable Securities.

                       (4) The term "SEC" means the Securities and Exchange Commission.

               (b) Corporation Registration.

                       (1) Participation in Corporation Registration. If at any time or from time to time, the Corporation shall determine to register any of its securities, for its own account or the account of any of its shareholders (other than a registration relating solely to employee stock option or purchase plans, or a registration on SEC Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any form other than SEC Forms S-1, S-2 or S-3, or their successor forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Corporation will: (A) promptly give to the Holder written notice thereof and (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Corporation, by the Holder, except as set forth in subsection 5(b)(2) below.

                       (2) Underwriting. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to subsection 5(b)(1). In such event the right of the Holder to registration pursuant to subsection 5(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. A Holder proposing to distribute their securities through such underwriting shall (together with the Corporation and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for


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such underwriting by the Corporation. Notwithstanding any other provision of this subsection 5(b), the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting. The Corporation shall so advise the Holder of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, the number of shares of Registrable Securities that may be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Corporation shall use reasonable commercial efforts to register the Stock in the first Registration Statement that it intends to file in connection with that certain Registration Rights Agreement dated as of July 18, 1997 among the Corporation and the Initial Investors (as defined therein).

               (c) Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 5, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Corporation and expenses of any special audits incidental to or required by such registration, shall be borne by the Corporation except as follows:

                       (i) The Corporation shall not be required to pay fees or disbursements of legal counsel of the Holder.

                       (ii) The Corporation shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities.

               (d) Registration Procedures. In the case of the registration, qualification or compliance effected by the Corporation pursuant to this Agreement, the Corporation will keep the Holder participating therein advised in writing as to the initiation of the registration, qualification and compliance and as to the completion thereof. At its expense the Corporation will:

                       (i) Keep such registration, qualification or compliance pursuant to this Section 5 effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                       (ii) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

               (e) Indemnification.

                       (1) The Corporation will indemnify the Holder of Registrable Securities, the of its officers, directors and partners, and the person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant


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to this Section 5, and the underwriter, if any, and the person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of any rule or regulation promulgated under the Act or any state securities law applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification or compliance, and will reimburse the such Holder, the of its officers, directors and partners, and the person controlling such Holder, the such underwriter and the person who controls any such underwriter, for any reasonable legal and any other expenses as incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Holder or underwriter specifically for use therein.

                       (2) The Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, the of its directors and officers, the underwriter, if any, of the Corporation's securities covered by such a registration statement, the person who controls the Corporation within the meaning of the Act, and the other such Holder, the of its officers, directors and partners and the person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such Holder, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in the case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which the Holder shall be liable under this sub- section 5(e)(2) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                      (3) The party entitled to indemnification under this subsection 5(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any


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claim as to which indemnity may be sought, and shall permit the Indemnifying
Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (f) Information by Holder. The Holder of Registrable Securities included in any registration shall promptly furnish to the Corporation such information regarding such Holder and the distribution proposed by such Holder as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

               (g) Transfer of Registration Rights. A Holder's rights to cause the Corporation to register their securities and keep information available, granted to them by the Corporation under this Section 5, may be assigned to a transferee or assignee who also receives all shares of Registrable Securities then held by the Holder; provided that the Corporation is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and such transferee has agreed to comply with the obligations of this Section 5.

               (h) Termination of Registration Rights. The registration rights contained in this Section 5 shall terminate as to a Holder, when all Registrable Securities held by such Holder may be sold pursuant to SEC Rule 144 within a three month period.

        6. General.

               (a) Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon receipt if delivered personally or by facsimile at the number hereinafter shown below his signature, or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address hereinafter shown below his signature. Either party may designate another address or facsimile number by ten (10) days' advance written notice to the other party hereto.

               (b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, its heirs, executors, administrators, successors and


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assigns. This Agreement shall be fully assignable by the Corporation.

               (c) Entire Agreement; Amendments. This Agreement shall be construed under the laws of the State of California (as it applies to agreements between California residents, entered into and to be performed entirely within California), and constitutes the entire agreement of the parties with respect to the acquisition of the securities contemplated hereby superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto. This Agreement is not intended to supersede the Corporation's obligations under that certain Engagement Letter among certain of the parties hereto, except for any and all fees payable for the Corporation's Series B financing.

               (d) Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"CORPORATION"

ABAXIS, INC.


By:     __________________________________

Title:  __________________________________

Address: 1320 Chesapeake Terrace
         Sunnyvale, CA 94089

Facsimile: (408) 734-2874



"PURCHASER"

WHARTON CAPITAL PARTNERS, LTD.


By:     __________________________________

Title:  __________________________________

Address:__________________________________    __________________________________


Facsimile:________________________________




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